                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.1)

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
      (e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        BEI MEDICAL SYSTEMS COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      Title of each class of securities to which transaction applies:

      Aggregate number of securities to which transaction applies:

      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      Proposed maximum aggregate value of transaction:

      Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      Amount Previously Paid:

      Form, Schedule or Registration Statement No.:

      Filing Party:

      Date Filed:

                        BEI MEDICAL SYSTEMS COMPANY, INC.

                               100 Hollister Road
                           Teterboro, New Jersey 07608

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2001

TO THE STOCKHOLDERS OF BEI MEDICAL SYSTEMS COMPANY, INC.:

      Notice is hereby given that the Special Meeting of Stockholders of BEI Medical Systems Company, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 7, 2001 at 2:00 p.m. local time, at the Company's principal executive office located at 100 Hollister Road, Teterboro, New Jersey, for the following purposes:

      1. To approve the Company's Amended 1987 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

      2. To approve the amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 30,000,000 and to increase the authorized number of shares of Preferred Stock from 2,000,000 to 5,000,000.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on April 25, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting of Stockholders and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors



                                        /s/ Thomas W. Fry
                                        -----------------------------
                                        Thomas W. Fry
                                        Corporate Secretary

Teterboro, New Jersey
April 30, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        BEI MEDICAL SYSTEMS COMPANY, INC.
                               100 Hollister Road
                           Teterboro, New Jersey 07608

                                 PROXY STATEMENT

                       FOR SPECIAL MEETING OF STOCKHOLDERS

                                  June 7, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of BEI Medical Systems Company, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on June 7, 2001, at 2:00 p.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's principal executive office located at 100 Hollister Road, Teterboro, New Jersey. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2001, to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only holders of record of Common Stock and Series A Convertible Preferred Stock at the close of business on April 25, 2001, will be entitled to notice of and to vote at the Special Meeting. At the close of business on April 25, 2001, the Company had outstanding and entitled to vote 7,704,774 shares of Common Stock and 1,114,485 shares of Series A Convertible Preferred Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting and each holder of record of Series A Convertible Preferred Stock on such date will be entitled to two votes for each share of Series A Convertible Preferred held on such matters to be voted upon at the Special Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but except with respect to

Proposal 2, are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, abstentions and broker nonvotes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 100 Hollister Road, Teterboro, New Jersey 07608, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that attendance at the meeting will not by itself revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

STOCKHOLDER PROPOSALS

      The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Special Meeting of Stockholders pursuant to Rule 14a-8, of the Securities and Exchange Commission is September 24, 2001. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is November 29, 2001. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                   APPROVAL OF AMENDMENT TO STOCK OPTION PLAN

      The Board adopted the Company's 1987 Incentive Stock Option Plan (the "Incentive Plan") and 1987 Supplemental Stock Option Plan (the "Supplemental Plan," and collectively, the "Plans") in November 1987. The Plans were approved by the stockholders in February 1988.

      Amendments to the Plans by the Board in December 1989 and January 1997, approved by the stockholders on March 6, 1997, combined the Incentive Plan and the Supplemental Plan into one plan, changed its name to the Amended 1987 Stock Option Plan (the "Amended Plan"), increased the number of shares of the Company's Common Stock authorized for issuance from 900,000 shares to 1,350,000, allowed for the issuance of both incentive stock options and nonstatutory stock options, allowed stock options to be granted to consultants, extended the term of the Amended Plan to January 15, 2007, made changes to the Amended Plan in response to the requirements of Code Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and made conforming changes to the Amended Plan in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The Board amended the Amended Plan in November 1997 and December 1998, which amendments were approved by the stockholders in March 1998 and March 1999, respectively, by increasing the number of shares of the Company's Common Stock authorized for issuance under the Amended Plan from a total of 1,350,000 shares to 2,100,000 shares.

      At March 30, 2001, options (net of canceled or expired options) covering an aggregate of 1,770,193 shares of the Company's Common Stock had been granted under the Amended Plan, and only 329,807 shares (plus any shares that might in the future be returned to the Amended Plan as a result of cancellations or expiration of options) remained available for future grant under the Amended Plan. During the last fiscal year, under the Amended Plan, the Company granted to all current executive officers as a group options to purchase 108,000 shares at exercise prices of $1.1563 to $1.25 per share and to all employees (excluding executive officers) as a group options to purchase 136,000 shares at exercise prices of $1.1563 to $1.625 per share.

      In February 2001, the Board approved an amendment to the Amended Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Amended Plan from a total of 2,100,000 shares to 2,600,000 shares of Common Stock. The Board adopted this amendment to ensure that the Company can continue to grant stock awards to employees, directors and consultants, at levels determined appropriate by the Board and the Compensation Committee.

      Stockholders are requested in this Proposal 1 to approve the Amended Plan, as amended. The affirmative vote of the holders of a majority of the shares of both the Common Stock and the Series A Convertible Preferred Stock, voting together as a single class, will be required to approve the Amended Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 1

      The essential features of the Amended Plan are outlined below.

GENERAL

      Options granted under the Amended Plan are intended to be incentive stock options that qualify as "incentive stock options" as defined by Section 422 of the Code or "nonstatutory stock options," options which do not qualify as such. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive stock options and nonstatutory stock options.

PURPOSE

      The purpose of the Amended Plan is to provide a means by which selected employees of the Company and its affiliates and consultants to the Company can be given the opportunity to acquire Common Stock of the Company, to assist the Company in retaining the services of such persons, to secure the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company. Unless the context indicates otherwise, an "affiliate" of the Company refers to any "parent" or "subsidiary" of the Company as those terms are defined in Section 424 of the Code.

ADMINISTRATION

      The Board is authorized to delegate, and has delegated, administration of the Amended Plan to the Compensation Committee. The Compensation Committee is currently comprised of two (2) members of the Board, and has the power to construe and interpret the Amended Plan and, subject to the provisions of the Amended Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, whether the option is designated an incentive stock option or nonstatutory stock option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board may at any time revest in itself administration of the Amended Plan. As used herein with respect to the Amended Plan, the "Board" refers to Board of Directors, or as applicable, the Compensation Committee.

ELIGIBILITY

      Options may be granted under the Amended Plan to directors, key employees (including officers) or consultants of the Company or any affiliates of the Company.

      No person may be granted options during any one fiscal year, which are exercisable for more than 250,000 shares of the Company's Common Stock.

      No incentive stock option may be granted under the Amended Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Amended Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE AMENDED PLAN

      An aggregate of 2,600,000 shares are reserved for issuance under the Amended Plan, including the 500,000 shares provided under this Proposal 1. Stock subject to the Amended Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If options or rights granted under the Amended Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such options or rights again becomes available for issuance under the Amended Plan.

TERMS OF OPTIONS

      The following is a description of the option provisions permitted by the Amended Plan. Individual option grants in any given case may be more restrictive as to any or all of the provisions permitted by the Amended Plan as described below.

      EXERCISE PRICE. The exercise price for any option may not be less than the fair market value of the stock subject to the option on the date of grant for options granted under the Amended Plan, and in some cases (see "Eligibility" above), options under the Amended Plan may not be granted at an exercise price of less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. As of March 30, 2001, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $3.4062 per share.

      PAYMENT. The exercise price of options granted under the Amended Plan must be paid either (i) in cash at the time the option is exercised or (ii) at the discretion of the Board, (A) by delivery to the Company of other Common Stock of the Company, (B) pursuant to a deferred payment arrangement (which may include the use of other Common Stock of the Company), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

      OPTION EXERCISE. Shares covered by currently outstanding options under the Amended Plan typically vest over three years. Shares covered by options granted in the future may be subject to different vesting terms, determined by the Board in its sole discretion. The Amended Plan does not set forth any minimum number of shares with respect to which an option may be exercised; however, individual option agreements currently outstanding typically provide that an option may be exercised with respect to a minimum of 100 shares, with the exception of (i) an installment subject to exercise which consists of fewer than 100 shares, or (ii) the last exercise, as to which no minimum number is required.

      TERM. Options granted under the Amended Plan may have a maximum term of ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years. Under the Amended Plan, an option will terminate three months after the optionee ceases to render services to the Company or an affiliate, unless (i) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; or (ii) the optionee dies while employed by the Company or an affiliate, or within three months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) by the person or persons to whom the rights of such option pass by will or the laws of descent or distribution within eighteen months of the optionee's death; or (iii) the option by its terms specifically provides otherwise.

ADJUSTMENT PROVISIONS

      If there is any change in the stock subject to the Amended Plan or subject to any option granted under the Amended Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Amended Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

      The Amended Plan provides that, in the event of a dissolution or liquidation of the Company, or a specified type of merger or other corporate reorganization, to the extent permitted by law, (i) any surviving corporation will be required either to assume options outstanding under the Amended Plan or to substitute similar options for those outstanding under such Plan, or (ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) such outstanding options will continue in full force and effect.

DURATION, AMENDMENT AND TERMINATION

      The Board may suspend or terminate the Amended Plan without stockholder approval at any time. Unless sooner terminated, the Amended Plan will terminate on January 15, 2007. The Board may also amend the Amended Plan at any time. However, no amendment of the Amended Plan will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would require stockholder approval in order to comply with Rule 16b-3, Section 422 of the Code, or any Nasdaq or securities exchange requirements. Subject to the foregoing, the Board may amend the Amended Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits available under the Code or to bring the Amended Plan or the incentive stock options granted thereunder into compliance with the Code.

RESTRICTIONS ON TRANSFER

      Under the Amended Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

FEDERAL INCOME TAX INFORMATION

      Long-term capital gains currently are generally subject to lower tax rates than ordinary or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      INCENTIVE STOCK OPTIONS. Incentive Stock options under the Amended Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following tax consequences:

      There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

      If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionee held the stock for more than one year. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss that will be long-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

      NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options, or options not intended to qualify as incentive stock options, generally have the following federal income tax consequences:

      There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, normally the optionee will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the optionee elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise (or vesting) of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

      POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified "performance-based compensation" (as such term is defined in proposed Treasury regulations issued under Section 162(m)), are disregarded for purposes of the deduction limitation. Compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per employee limitation on the number of shares for which options may be granted during a specified period, the per employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and the maximum number of shares for which grants may be made and the option is approved by the stockholders. Accordingly, to comply with the performance-based compensation exception described in (i), the Amended Plan provides that no employee may be granted options to purchase more than 250,000 shares of Common Stock during any one fiscal year; however, this limitation is not intended to affect the determination of the Compensation Committee as to the size or frequency of grants made pursuant to the Amended Plan.

                                   PROPOSAL 2

              APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION

      The Board of Directors has adopted, subject to stockholder approval, the proposed Certificate of Amendment of Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix A. The proposed Certificate of Amendment provides for an increase in the Company's authorized capital stock from 22,000,000 to 35,000,000 shares, increasing the authorized Common Stock from 20,000,000 shares to 30,000,000 shares and the authorized Preferred Stock from 2,000,000 shares to 5,000,000 shares. If the Certificate of Amendment is adopted, it will become effective upon filing with the Secretary of State of the State of Delaware.

      At March 30, 2001, of the 20,000,000 shares of Common Stock currently authorized, there were 7,704,774 shares of Common Stock outstanding and of the 2,000,000 shares of Preferred Stock currently authorized, 200,000 shares are designated as Series A Junior Participating Preferred Stock, none of which are outstanding, and 1,114,485 shares are designated as Series A Convertible Preferred Stock, all of which are outstanding. In addition, at March 30, 2001, the Board has reserved 801,957 shares of Common Stock for issuance upon exercise of options and rights granted under the Company's stock option and restricted stock plans, up to approximately 150,000 shares of Common Stock that may be issued upon exercise of a warrant currently held by Dr. Milton H. Goldrath, and up to 2,228,970 shares of Common Stock that may be issued upon conversion of the Series A Convertible Preferred Stock currently authorized. The 200,000 shares of Series A Junior Participating Preferred Stock are reserved in connection with the Company's Rights Agreement dated as of June 30, 1997 between the Company and ChaseMellon Shareholder Services, L.L.C. The Board has not reserved any additional shares of Preferred Stock for issuance.

      The additional 10,000,000 shares of Common Stock to be authorized by adoption of the Certificate of Amendment would have rights identical to the currently outstanding Common Stock of the Company. Increasing the authorized Common Stock and issuance of Common Stock would not affect the rights of the holders of currently outstanding Common Stock and Series A Convertible Preferred Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock and Series A Preferred Stock.

      The additional 3,000,000 shares of Preferred Stock to be authorized by adoption of the Certificate of Amendment would not be designated. Under the Restated Certificate as amended by the Certificate of Amendment, the Board of Directors will have the authority, without further action by the holders of Common Stock, but subject to the rights of the holders of outstanding shares of Series A Convertible Preferred Stock, to issue the undesignated shares of Preferred Stock in one or more series and to fix the designations, powers, preferences and rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and the liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Therefore, the Board of Directors, without approval of the holders of Common Stock, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock.

      Although at present the Board of Directors has no other plans to issue the additional shares of Common Stock or Preferred Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further approval of the holders of Common Stock, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company's business or product lines through the acquisition of other businesses or products.

      The additional shares of Common Stock and Preferred Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval the Board could strategically sell shares of Common Stock and Preferred Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock and Preferred Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

      The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to pages 30 through 54 of the Company's 2000 annual report to stockholders.

      The affirmative vote of the holders of a majority of the shares of both the Common Stock and the Series A Convertible Preferred Stock, voting together as a single class, will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                  COMMON STOCK

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 30, 2001 by: (i) each director; (ii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                           BENEFICIAL OWNERSHIP(1)
                                                                       NUMBER OF            PERCENT OF
BENEFICIAL OWNER                                                         SHARES              TOTAL (2)
Mr. Charles Crocker (3)                                                 1,557,904              20.2%
     One Post Street
     Suite 2500
     San Francisco, CA
Hollybank Investment, LP (4)                                            1,015,200              13.2%
     One Financial Center, Suite 1600
     Boston, MA
Entities associated with First Chicago Equity Corporation (5)             533,336               6.5%
     55 West Monroe
     16th Floor
     Chicago, IL
Radius Venture Partners I, L.P. (6)                                       533,334               6.5%
     One Rockefeller Plaza
     Suite 920
     New York, NY
Dimensional Fund Advisors, Inc. (7)                                       458,700               6.0%
     1299 Ocean Avenue
     Penthouse
     Santa Monica, CA
Entities associated with Robert P. Khederian (8)                          473,966               5.8%
     200 Pond Road
     Wellesley, MA
Mr. Jordan Davis (6)                                                      533,334               6.5%
Mr. Samuel Dickstein  (9)                                                  69,863               *
Mr. Thomas W. Fry (9)                                                      77,208               1.0%
Dr. Ralph M. Richart (9)                                                  137,661               1.8%
Mr. Richard W. Turner (9)                                                 458,153               5.6%
Dr. Lawrence A. Wan (9)                                                    31,283               *
Mr. Gary D. Wrench (9)(10)                                                102,672               1.3%
All executive officers and directors as a group (7 persons)(11)         2,968,078              33.4%

*     Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and upon any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 7,704,774 shares outstanding on March 30, 2001, adjusted as required by rules promulgated by the Commission.

(3) Includes 400,000 shares held by Mr. Crocker as trustee for his adult children, as to which Mr. Crocker disclaims beneficial ownership. Also includes 54,936 shares held in a trust of which Mr. Crocker is beneficiary and sole trustee. Mr.Crocker, acting alone, has the power to vote and dispose of the shares in each of these trusts.

(4) Represents shares held by Hollybank Investments, LP ("Hollybank") which has the sole power to vote and dispose of the shares held by it and includes 161,200 shares held by Dorsey R. Gardner, general partner of Hollybank, who has the sole power to vote and dispose of his shares. Mr. Gardner, as general partner of Hollybank, may be deemed to beneficially own shares held by Hollybank. Except to the extent of his interest as a limited partner in Hollybank, Mr. Gardner disclaims such beneficial ownership.

(5) Includes 504,134 shares beneficially owned by First Chicago Equity Corporation ("First Chicago"), 2,534 shares beneficially owned by Cross Creek Partners XI, LLC ("Cross Creek XI"), and 26,668 shares beneficially owned by Garrett Capital Advisors, LLC ("GCA"). First Chicago, Cross Creek XI and GCA own 252,067 shares, 1,267 shares and 13,334 shares, respectively, of Series A Convertible Preferred Stock that can be immediately converted into Common Stock at a rate of two shares of Common Stock for each share of Series A Convertible Preferred Stock held. Banc One Venture Partners is made up of 99.5% ownership by First Chicago and 0.5% by Cross Creek Partners. Cross Creek XI is the investment vehicle used by the partners of Banc One Venture Partners to invest such partners' money. Banc One Venture Partners has agreed to work with Scott Garrett, the principal of GCA, on all health care investments for a period of approximately four years. As Cross Creek XI and GCA are under common control with First Chicago, First Chicago may be deemed to beneficially own shares held by Cross Creek XI and GCA. Garrett Capital Advisors, LLC disclaims such beneficial ownership.

(6) Represents 266,667 shares of Series A Convertible Preferred Stock owned by Radius Venture Partners I, L.P. Each share of Series A Convertible Preferred Stock can be immediately converted into two shares of Common Stock. Jordan Davis, a director of the Company, is a principal of the general partner of Radius Venture Partners I, L.P. and may be deemed to beneficially own shares held by Radius Venture Partners I, L.P.

(7) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 458,700 shares of the Company's stock as of February 2, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(8) Includes 156,322 shares beneficially owned by Robert P. Khederian, individually, 156,322 shares beneficially owned by Robert P. Khederian C/F Robert P. Khederian, Jr. UTMA/MA (the "Robert P. Khederian, Jr. Trust"), and 156,322 shares beneficially owned by Robert P. Khederian C/F Allison
      L. Khederian UTMA/MA (the "Allison L. Khederian Trust"). Robert P. Khederian, individually, the Robert P. Khederian, Jr. Trust, and the Allison L. Khederian Trust each own 78,161 shares of Series A Convertible Preferred Stock that can be immediately converted into Common Stock at a rate of two shares of Common Stock for each share of Series A Convertible Preferred Stock held. As trustee of the Robert P. Khederian, Jr. Trust and the Allison L. Khederian Trust, Mr. Khederian may be deemed to beneficially own the shares held by these trusts.

(9) Includes shares which certain officers and directors have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Mr. Dickstein, 54,073 shares; Mr.Fry, 35,837 shares; Mr.Turner, 458,153 shares; Dr. Wan, 15,000 shares; and Mr. Wrench 41,371 shares. Also includes 2,100 shares which Dr. Wan has the right to vote pursuant to unvested portions of restricted stock awards.

(10) Includes 57,026 shares held in a revocable trust of which Mr. Wrench and his wife, Jacqueline Wrench, are beneficiaries and sole trustees. Mr. and Mrs. Wrench, acting alone, each has the power to vote and dispose of such shares. Also includes 4,275 shares which Mr. Wrench, acting alone, has power to vote and dispose of.

(11)  Includes the shares described in the Notes above, as applicable.

                      SERIES A CONVERTIBLE PREFERRED STOCK

      The following table sets forth certain information regarding the beneficial ownership of the Company's Series A Convertible Preferred Stock as of March 30, 2001 by: (i) each director; (ii) each executive officer officer named in the Summary Compensation Table under the caption "Executive Compensation" below; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Series A Convertible Preferred Stock.

                                                                           BENEFICIAL OWNERSHIP(1)
                                                                         NUMBER OF          PERCENT OF
BENEFICIAL OWNER                                                           SHARES            TOTAL (2)
Entities associated with First Chicago Equity Corporation (3)             266,668              23.9%
     55 West Monroe
     16th Floor
     Chicago, IL
Radius Venture Partners I, L.P.                                           266,667              23.9%
     One Rockefeller Plaza
     Suite 920
     New York, NY
Entities associated with Robert P. Khederian (4)                          234,483              21.0%
     200 Pond Road
     Wellesley, MA
Entities associated Diaz & Altschul Advisors, LLC (5)                     200,001              17.9%
     950 Third Avenue, 16th Floor
     New York, NY
MedCapital, LLC                                                           133,333              12.0%
     500 Campus1221 Avenue of the Americas
     8th Floor
     New York, NY 10020
Mr. Charles Crocker                                                             0               *
Mr. Samuel Dickstein                                                            0               *
Mr. Jordan Davis (6)                                                      266,667              23.9%*
Mr. Thomas W. Fry                                                               0               *
Dr. Ralph M. Richart                                                            0               *
Mr. Richard W. Turner                                                           0               *
Dr. Lawrence A. Wan                                                             0               *
Mr. Gary D. Wrench                                                              0               *
All executive officers and directors as a group (7 persons) (7)           266,667              23.9%

*     Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 1,114,485 shares outstanding on March 30, 2001, adjusted as required by rules promulgated by the Commission.

(3) Includes 252,067 shares held by First Chicago Equity Corporation ("First Chicago"), 1,267 shares held by Cross Creek Partners XI, LLC ("Cross Creek XI"), and 13,334 shares held by Garrett Capital Advisors, LLC ("GCA"). Banc One Venture Partners is made up of 99.5% ownership by First Chicago and 0.5% by Cross Creek Partners. Cross Creek XI is the investment vehicle used by the partners of Banc One Venture Partners to invest such partners' money. Banc One Venture Partners has agreed to work with Scott Garrett, the principal of GCA, on all health care investments for a period of approximately four years. As Cross Creek XI and GCA are under common control with First Chicago, First Chicago may be deemed to beneficially own shares held by Cross Creek XI and GCA. Garrett Capital Advisors, LLC disclaims such beneficial ownership.

(4) Includes 78,161 shares held by Robert P. Khederian, individually, 78,161 shares held by Robert P. Khederian C/F Robert P. Khederian, Jr. UTMA/MA (the "Robert P. Khederian, Jr. Trust"), and 78,161 shares held by Robert
      P. Khederian C/F Allison L. Khederian UTMA/MA (the "Allison L. Khederian Trust"). As trustee of the Robert P. Khederian, Jr. Trust and the Allison
      L. Khederian Trust, Mr. Khederian may be deemed to beneficially own the shares held by these trusts.

(5) Includes 80,000 shares held by Delta Opportunity Fund, Ltd. ("Delta"), 53,334 shares held by Delta Opportunity Fund (Institutional), LLC ("Delta Institutional"), and 66,667 shares held by Overbrook Fund I, LLC ("Overbrook"). Diaz and Altschul, LLC is the investment advisor to the Delta Opportunity Fund family. One of the three managing members of Diaz and Altschul Advisors, LLC is the sole managing member of Overbrook Fund, LLC.

(6) Represents 266,667 shares owned by Radius Venture Partners I, L.P. Jordan Davis, a director of the Company, is a principal of the general partner of Radius Venture Partners I, L.P. and may be deemed to beneficially own shares held by Radius Venture Partners I, L.P.

(7)   Includes the shares described in the Notes above, as applicable.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2000, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

      During the fiscal year ended September 30, 2000, Dr. Wan and Mr. Wrench, as non-employee directors, each received a monthly fee of $1,000 and a fee of $500 for each Board meeting attended and for each committee meeting attended as a committee member and a fee of $250 for each telephonic Board or committee meeting in which such director participated. In the fiscal year ended September 30, 2000, the total compensation paid to non-employee directors, excluding Mr. Crocker, for services as directors was $35,250. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. In addition, in December 1999, Mr. Wrench was awarded a $10,000 bonus payment related to his contributions toward the completion of the Asset Sale.

      In fiscal year 1998, a nonstatutory stock option to purchase 20,000 shares of the Company's Common Stock was issued to Dr. Wan in connection with his agreement to serve as a director of the Company. On December 14, 1998, the stock option was repriced and reissued at an exercise price of $1.625. The closing price of the Company's Common Stock on the Nasdaq National Market System on December 14, 1998, was $1.625.

      In March 1998, the Company entered into a consulting agreement with Dr. Richart under which he would assist with medical research and clinical information. In consideration for these services, the Company granted Dr. Richart 50,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1992 Restricted Stock Plan, as amended. Of the shares granted, 19,996 vested immediately upon issuance with the balance vesting ratably from October 1998 through March 2000. The fair market value of the shares at September 24, 1998, the date of the award, was $96,875, based upon the closing price of the stock as reported by the Nasdaq National Market System on that date. The agreement also provided for commissions to be paid to Dr. Richart on sales of the HTA in the Far East and Latin America territories at the rate of $1,000 per unit and for a 2% commission to be paid on certain disposable units sold. In fiscal year 2000 and 1999, the Company paid Dr. Richart $12,036 and $2,057, respectively, and $500 is payable for shipments made during the term of the agreement. In addition, Dr. Richart provides consulting services to the Company pursuant to an agreement under which he is paid a fee of $1,000 per day of service. In the fiscal year ended September 30, 2000, Dr. Richart provided no services and the Company was not obligated to pay any fees under this agreement.

      Mr. Crocker serves as Chairman of the Board of Directors of the Company at an annual compensation of $50,000 per year plus reimbursement for expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

COMPENSATION OF EXECUTIVE OFFICERS

                             SUMMARY OF COMPENSATION

      The following table shows, for the fiscal years ended September 30, 2000, October 2, 1999 and October 3, 1998 compensation awarded or paid to or earned by the Company's Chief Executive Officer and its other executive officers at September 30, 2000, (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                             Long Term
                                                                                           Compensation
                                                                                              Awards
                                                        Annual Compensation
                                                                            Other Annual    Securities     All other
                                                                            Compensation    Underlying    Compensation
           Name and                             Salary           Bonus           (2)        Options (3)       (5)
      Principal Position           Year          ($)              ($)            ($)            (#)           ($)

Mr. Richard W. Turner              2000       266,042 (1)        40,000        18,214         50,000          2,687
    President and Chief            1999       238,094 (1)        90,000 (1)    13,228         95,000          4,186
    Executive Officer (4)          1998       181,387 (1)                      18,780        409,403          3,246

Mr. Thomas W. Fry                  2000       171,938            25,000        16,509         33,000          3,342
    Vice President,                1999       160,813            50,000        14,900         41,750          3,335
    Finance and                    1998       140,836            15,000        15,025         17,024          3,231
    Administration,
    Treasurer and Secretary

Mr. Samuel Dickstein               2000       144,262            15,000        13,445         25,000          3,531
    Vice President, New            1999       138,038            40,000        12,711         27,625          3,081
    Business Development           1998       120,003             7,500        14,043         43,479          3,050
    and Technology

(1) Includes amounts earned but deferred at the election of Mr. Turner pursuant to the Company's Retirement Savings Plan of $228,270, $58,094, and $21,146 in fiscal years 2000, 1999 and 1998, respectively.

(2) Includes a $10,800 per person car allowance paid in fiscal years 2000, 1999 and 1998. Includes reimbursement of certain professional services paid to Mr. Turner of $5,095, $75 and $2,180 in fiscal years 2000, 1999 and 1998, respectively, of which $3,311 was earned but deferred at the election of Mr. Turner pursuant to the Company's Retirement Savings Plan in fiscal year 2000. The remaining sum for each of the persons listed is attributable to premiums paid by the Company for group term life insurance and personal commuting expenses paid by the Company.

(3) Fiscal year 1999 options include repriced options issued in replacement of options issued in fiscal year 1998 to purchase 15,000, 8,750, and 7,625 shares for Mr. Turner, Mr. Fry, and Mr. Dickstein, respectively. Fiscal year 1998 includes options to purchase shares of the Company's Common Stock granted to Named Executive Officers in exchange for options to purchase the Common Stock of the Company's former subsidiary, BMED, in connection with the merger of that subsidiary into the Company in the amount of 394,433, 8,274 and 35,854 shares for Mr. Turner, Mr. Fry, and Mr. Dickstein, respectively.

(4) Mr. Turner was the Company's President and Chief Executive Officer from September 1997 through March 1998. He remained an employee of the Company and in January 1999 returned to the position of President and Chief Executive Officer.

(5) Amounts paid as normal contributions pursuant to the Company's Retirement Savings Plan.

                        STOCK OPTION GRANTS AND EXERCISES

      The Company grants options to its executive officers and key employees under the Company's Amended 1987 Stock Option Plan (the "Amended Plan"). The Company may grant both incentive and non-statutory stock options to employees as well as grant stock options to non-employee consultants to the Company. The Amended Plan currently provides for the grant of options to purchase up to 2,100,000 shares of Common Stock of the Company, and expires on January 15, 2007. As of March 30, 2001, options to purchase a total of 1,157,296 shares had been granted and were outstanding under the Amended Plan and options to purchase 329,807 shares remained available for grant.

      The following tables show for the fiscal year ended September 30, 2000, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers.

                        OPTION GRANTS IN FISCAL YEAR 2000

                      Number of      % of Total                                                Potential Realizable
                      Securities       Options                     Market                        Value at Assumed
                      Underlying     Granted to     Exercise      Price at                       Annual Rates of
                       Options        Employees        or         Date of                          Stock Price
                       Granted        in Fiscal    Base Price      Grant       Expiration        Appreciation for
NAME                   (#) (1)        Year (2)       ($/Sh)        ($/Sh)         Date           Option Term (3)
                                                                                                5%           10%
Mr. Turner             50,000          20.5%         1.2500        1.2500        1/30/10      $39,306      $99,609

Mr. Fry                18,000           7.4%         1.2500        1.2500        1/30/10      $14,150      $35,859
                       15,000           6.1%         1.1563        1.1563        9/27/10      $10,907      $27,641

Mr. Dickstein          10,000           4.1%         1.2500        1.2500        1/30/10      $ 7,861      $19,922
                       15,000           6.1%         1.1563        1.1563        9/27/10      $10,907      $27,641

(1) Options generally vest annually over a four-year period. The options will fully vest upon a change of control, as defined in the Amended Plan. The Board of Directors may reprice the options under the terms of the Amended Plan.

(2) Based upon options to purchase 244,000 shares issued to employees in fiscal year 2000. Excludes options to purchase 30,000 shares issued to non-employee consultants in fiscal year 2000.

(3) The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciated at the indicated rate, compounded annually for the entire term of the option and that the option is exercised solely on the last day of its term for the appreciated price. These amounts represent certain assumed rates of appreciation, less the exercise or base price, in accordance with the rules of the Commission, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

    AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                               Number of
                                                                              Securities              Value of
                                                                              Underlying           Unexercised In-
                                                                              Unexercised         the-Money Options
                                                                           Options at FY-End        at FY-End ($)
                             Shares Acquired         Value Realized         (#) Exercisable/        Exercisable/
          Name               on Exercise (#)              ($)              Unexercisable (1)      Unexercisable (2)
Mr. Turner                         --                      --                   421,903/              $328,459/
                                                                                117,500               $      0
Mr. Fry                            --                      --                    20,899/              $  7,762/
                                                                                 62,125               $  1,406
Mr. Dickstein                      --                      --                    44,667/              $ 33,635/
                                                                                 43,812               $  1,406

(1)   Includes both in-the-money and out-of-the money options.

(2) The fair market value of the underlying shares on the last day of the fiscal year, September 30, 2000, less the exercise or base price. "Out-of-the-money" options are ignored.

                              EMPLOYMENT AGREEMENTS

      The employment agreement between Mr. Turner and the Company dated October 7, 1999, provides that Mr. Turner is entitled to full salary and all other benefits for a minimum period equal to the time he is subject to any restriction contained in the Noncompetition Agreement (the "NCA") between Mr. Turner and CooperSurgical Acquisition Corp., an entity that acquired certain assets of BEI in December 1999 (a period ending December 8, 2002). In the event Mr. Turner leaves the employ of BEI before termination of the restrictions under the NCA, he will be entitled to receive from BEI at a minimum the same salary and benefits for the remaining term of the restrictions under the NCA. However, if Mr. Turner leaves the employ of BEI before the end of the restrictions under the NCA and finds other employment, BEI's obligations to pay salary and bonus will be reduced by the salary and bonus Mr. Turner receives from such other employment. The Company has also agreed: (i) not to terminate Mr. Turner's employment without cause during the term of the NCA, and (ii) to accelerate vesting of all of Mr. Turner's options to purchase Common Stock of the Company upon termination of his employment.

      The employment agreement between the Company and Mr. Fry, Vice President, Finance and Administration, Secretary and Treasurer of the Company, provides that if Mr. Fry is terminated by the Company or terminates his employment with the Company for good reason, as defined in the employment agreement, he will receive from the Company his then current full-time compensation for 12 months after such termination.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As noted above, during fiscal year 2000, the Compensation Committee consisted of Dr. Wan and Mr. Wrench. In connection with and effective upon the spin-off of the Company's wholly-owned subsidiary, BEI Technologies, Inc., in September 1997, Dr. Wan resigned as Vice President, Corporate Technology, of the Company and Mr. Wrench resigned as the Senior Vice President and Chief Financial Officer of the Company. Each continues to serve the Company as a member of the Board of Directors.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                           EXECUTIVE COMPENSATION (1)

      The Compensation Committee (the "Committee") is composed of two non-employee directors. The current members of the Committee are Mr. Wrench and Dr. Wan. The Committee is responsible for, among other things, recommending the compensation of executive officers, including any stock-based awards to such individuals under the Amended Plan and the 1992 Restricted Stock Plan (collectively, the "Plans").

EXECUTIVE COMPENSATION PRINCIPLES

      The Committee seeks to compensate executive officers in a manner designed to achieve the primary goal of the Company's stockholders: increased stockholder value. In furtherance of this goal, the Committee determines a compensation package that takes into account both competitive and performance factors. Annual compensation of Company executives is comprised of salary and bonus, an approach consistent with the compensation programs of similar companies. A portion of the compensation of each executive officer is contingent upon the Company's performance. Cash bonuses may vary significantly for an individual from year to year, and may vary among the executive officers. Another component of compensation of the executive officers is incentive stock options, which vest over a multi-year period. Restricted stock grants, subject to multi-year vesting, having less frequently been a part of the compensation of some of the executive officers.

BASE SALARY

      The Committee reassessed salaries for last three fiscal quarters of fiscal year 2000 in January 2000 for all executive officers. In adjusting the base salaries of the executive officers, the Compensation Committee examined both competitive market rates and qualitative factors relating to corporate and individual performance. In connection with its examination of competitive factors, the Committee reviewed an independent survey of base salaries paid by other medical device development stage companies of comparable size. In many instances, assessment of qualitative factors necessarily involves a subjective assessment by the Committee. In determining salary adjustments for executive officers other than Mr. Turner for fiscal year 2000, the Committee relied primarily on the evaluations and recommendations of Mr. Crocker and Mr. Turner of each officer's responsibilities for fiscal year 2000 and performance during fiscal year 1999.

      At its meeting in January 2000, the Committee approved base compensation increases effective January 1, 2000, for the Named Executive Officers other than Mr. Turner as follows: Mr. Fry and Mr. Dickstein by 7.5% and 5.0%, respectively, each effective retroactive to January 1, 2000.

MANAGEMENT INCENTIVE BONUS

      In fiscal year 2000, the Company had a Management Incentive Bonus Plan under which members of management were eligible to receive cash bonuses based on the achievement of specific operating results established at the beginning of the fiscal year. In October 2000 the Company's Board awarded bonus payments to Mr. Fry of $25,000 and to Mr. Dickstein of $15,000 for their contributions to achievement of operating results for fiscal year 2000 payable in January 2001.

----------
(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CHIEF EXECUTIVE OFFICER COMPENSATION

      In general, the factors utilized in determining Mr. Turner's compensation were similar to those applied to other executive officers in the manner described in the preceding paragraphs; however, a significant percentage of Mr. Turner's potential earnings is subject to consistent, positive, long-term performance of the Company.

      In January 1999, Mr. Turner agreed to return to the position of President and Chief Executive Officer of the Company, from which he had resigned in March 1998, although he had continued to be employed by the Company in the interim. The Committee increased his base compensation rate to $180,000 effective for the period from January 15, 1999 through April 15, 1999 and to $250,000 effective April 15, 1999.

      In December 2000, the Board of Directors awarded Mr. Turner a bonus of $40,000 for fiscal year 2000 payable in January 2001.

LONG-TERM INCENTIVES

      The Company has equity incentive plans in place to enable the alignment of the interests of stockholders and management by creating incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's stock. In determining the size of a stock option or restricted stock award to be granted to an executive officer, the Committee takes into account the officer's position, level of responsibility within the Company, existing equity holdings, the potential reward to the officer if the stock appreciates in the public market, the incentives to retain the officer's services to the Company, the competitiveness of the officer's overall compensation arrangements and the performance of the officer. Based on a review of this mix of factors, in January 2000, the Committee awarded incentive stock options to Mr. Turner (50,000 shares), Mr. Fry (18,000 shares) and Mr. Dickstein (10,000 shares) and in September 2000, awarded incentive stock options to Mr. Fry (15,000 shares) and Mr. Dickstein (10,000 shares). All such options are subject to vesting.

                    Gary D. Wrench               Lawrence A. Wan

                     PERFORMANCE MEASUREMENT COMPARISON (1)

      The following graph shows the value of an investment of $100 on September 30, 1995, in cash of (i) the Company's Common Stock, (ii) the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (iii) the CRSP Total Return Industry Index for Nasdaq Non-Financial Companies. All values assume reinvestment of the full amount of all dividends and are calculated as of the last trading day of the applicable fiscal year of the Company.(2)

                Comparison of Five-Year Cumulative Total Returns
                              Performance Graph for
                        BEI Medical Systems Company, Inc.

                               [PERFORMANCE GRAPH]


CRSP Total Returns Index for:       09/1995   09/1996   09/1997   10/1998   10/1999     9/2000
-----------------------------       -------   -------   -------   -------   -------     ------
BEI Medical Systems Company, Inc.    100.0     153.1     197.9     101.6       80.6       70.1
Nasdaq Stock Market (US Companies)   100.0     119.0     162.6     157.8      269.6      358.9
Nasdaq Non-Financial Stocks          100.0     117.1     156.4     149.1      267.3      364.5

----------
(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Fiscal year ending on Saturday nearest September 30.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors



                                        /s/ Thomas W. Fry
                                        -------------------------------
                                        Thomas W. Fry
                                        Corporate Secretary

April 30, 2001

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, BEI MEDICAL SYSTEMS COMPANY, INC., 100 HOLLISTER ROAD, TETERBORO, NJ 07608.

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        BEI MEDICAL SYSTEMS COMPANY, INC.

      BEI MEDICAL SYSTEMS COMPANY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST: The name of this corporation is BEI MEDICAL SYSTEMS COMPANY, INC.

      SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 27, 1974.

      THIRD: The following amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware (the "General Corporation Law") pursuant to resolutions duly adopted by the Board of Directors of this corporation, and was approved by the stockholders of this corporation as provided in Sections 212 and 216 of the General Corporation Law.

      FOURTH: Article FOURTH of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

            "FOURTH: The corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock. The total number of shares which this corporation is authorized to issue is Thirty-Five Million (35,000,000). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth cent ($.001). Thirty Million (30,000,000) shares shall be Common Stock, each having a par value of one-tenth cent ($.001). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

         IN WITNESS WHEREOF, BEI MEDICAL SYSTEMS COMPANY, INC. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President and Secretary this_______ day of ____________, 2001.

                                        BEI MEDICAL SYSTEMS COMPANY, INC.


                                        ________________________________________
                                        Richard W. Turner
                                        President

Attest:


__________________________________
Thomas W. Fry
Secretary

                                   Appendix B

                        BEI MEDICAL SYSTEMS COMPANY, INC.
                         AMENDED 1987 STOCK OPTION PLAN

                            Adopted November 10, 1987
                   Approved by Stockholders February 22, 1988
                              Amended January 1997
                      Approved by Stockholders March, 1997
                              Amended November 1997
                       Approved by Stockholders March 1998
                              Amended January 1999
                       Approved by Stockholders March 1999
                              Amended February 2001
                       Approved by Stockholders June 2001

                                  INTRODUCTION

      This Amended 1987 Stock Option Plan (the "Plan") was initially adopted in 1987 as the 1987 Incentive Stock Option Plan (the "Incentive Plan"), and provided only for the grant of options intended to qualify as incentive stock options. In 1987 the Company also adopted the 1987 Supplemental Stock Option Plan (the "Supplemental Plan") to provide for the grant of options not intended to qualify as incentive stock options. In January 1997, the Incentive Plan was amended and restated to provide for, among other things, the grant of options which are not intended to qualify as incentive stock options. No options will be granted under the Supplemental Plan after the date of the January 1997 amendments to this Plan.

      1. PURPOSE.

            (a) The purpose of this Plan is to provide a means by which selected key employees and directors of and consultants to BEI Medical Systems Company, Inc. (the "Company") and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

            (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

            (c) The Company, by means of the Plan, seeks to retain the services of persons now holding key positions, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

            (d) The Company intends that the options designated as "incentive stock options" be incentive stock options as that term is used in Section 422 of the Code. Options which are not intended to qualify as "incentive stock options" are designated as "nonstatutory stock options."

      2. ADMINISTRATION.

            (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

            (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; whether an option shall be an incentive stock option or a nonstatutory stock option; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

                  (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (3) To amend the Plan as provided in paragraph 10.

                  (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

            (c) The Board may delegate administration of the Plan to a committee composed of two (2) or more persons (the "Committee"). In the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors, in accordance with Code Section 162(m), or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board of Directors shall thereafter be to the Committee). The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

            (d) The term "Non-Employee Director" as used in this Plan shall mean a member of the Board who either (i) is not a current employee or officer of the Company or any Affiliate, does not receive compensation (directly or indirectly) from the Company or any Affiliate for services rendered as a consultant or in any capacity other than as a member of the Board (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

            (e) The term "Outside Director" as used in this Plan shall mean a director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

      3. SHARES SUBJECT TO THE PLAN.

            (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate two million six hundred thousand (2,600,000) shares of the Company's common stock. If any option granted under this Plan, the Incentive Plan or the Supplemental Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for this Plan.

            (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

            (c) An incentive stock option may not be granted to an eligible person under the Plan if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000). Should it be determined that the options or portions thereof exceeds such maximum, such options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.

      4. ELIGIBILITY.

            (a) Incentive stock options may be granted only to key employees (including officers) of the Company or its Affiliates. Nonstatutory stock options may be granted only to key employees (including officers), directors and consultants of the Company or its Affiliates.

            (b) No person shall be eligible for the grant of an incentive stock option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the option price is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five
(5) years from the date of grant.

            (c) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than two hundred fifty thousand (250,000) shares of the Company's common stock in any fiscal year.

      5. OPTION PROVISIONS.

            Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

            (a) The term of any option shall not be greater than ten (10) years from the date it was granted.

            (b) The exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.

            (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either
(i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of grant or exercise of the option (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or Committee in their discretion. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

            (d) An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option shall be transferable to the extent specifically provided for in the option agreement; provided, however, that if the option agreement does not specifically provide for the transferability of the nonstatutory stock option, then such option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to such domestic relations order. Notwithstanding the foregoing, the person to whom the option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

            (e) The total number of shares of stock subject to an option may, but need not, vest in periodic installments (which may, but need not, be equal). From time to time, the option may be exercised with respect to some or all of the vested shares which have not previously been exercised. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

            (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

            (g) An option shall terminate three (3) months after termination of the optionee's employment or service with the Company or an Affiliate, unless
(i) the termination of employment or service of the optionee is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination; or (ii) the optionee dies while in the employ or service of the Company or an Affiliate, or within not more than three (3) months after termination of such employment or service, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's employment or service, or
(b) that it may be exercised more than three (3) months after termination of the optionee's employment or service with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or service.

            (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or service with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

      6. COVENANTS OF THE COMPANY.

            (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

            (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

      7. USE OF PROCEEDS FROM STOCK.

            Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

      8. MISCELLANEOUS.

            (a) The Board or the Committee shall have the power to accelerate the time during which an option may be exercised, or the time during which an option or any portion thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest.

            (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

            (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or optionee any right to continue in the employ or service of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment or service of any eligible employee or optionee with or without cause.

      9. ADJUSTMENTS UPON CHANGES IN STOCK.

            (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

            (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) such options shall continue in full force and effect.

      10. AMENDMENT OF THE PLAN.

            (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

            (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

            (c) Rights and obligations under any option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

      11. TERMINATION OR SUSPENSION OF THE PLAN.

            (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 15, 2007. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

            (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

      12. EFFECTIVE DATE OF PLAN.

            The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the holders of a majority of the outstanding shares of the Company entitled to vote.

      PROXY

                        BEI MEDICAL SYSTEMS COMPANY, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2001

      The undersigned hereby appoints Charles Crocker and Thomas W. Fry, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of BEI Medical Systems Company, Inc., which the undersigned may be entitled to vote at the Special Meeting of Stockholders of BEI Medical Systems, Inc. to be held at the Company's principal executive office located at 100 Hollister Road, Teterboro, New Jersey, on Thursday, June 7, 2001 at 2:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                           (continued on reverse side)

                                                              Please mark
                                                              Your votes as  |X|
                                                              indicated in
                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To approve the Company's Amended 1987 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

                             FOR   AGAINST   ABSTAIN
                             |_|     |_|       |_|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To approve the amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 30,000,000 and to increase the authorized number of shares of Preferred Stock from 2,000,000 to 5,000,000.

                             FOR   AGAINST   ABSTAIN
                             |_|     |_|       |_|

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Dated:_______________________, 2001


___________________________________


___________________________________
           Signature(s)

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.